Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Mary Ellen Fowler
Vice President and Treasurer
443-285-5450
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST REPORTS

2007 FOURTH QUARTER AND YEAR END RESULTS

COLUMBIA, MD February 13, 2008 — Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the full year and quarter ended December 31, 2007.

2007 Highlights

•

17.3% increase in Diluted Funds from Operations (“Diluted FFO”) per share to $2.24 for the year ended 2007 from $1.91 for 2006, including the effect of a $3.9 million accounting charge associated with the Series E and F preferred share redemptions in 2006. Excluding this accounting charge, 2006 Diluted FFO per share would have been $1.99, as adjusted, representing a year over year increase of 12.6%.

•

Earnings per diluted share (“Diluted EPS”) of $.39 for the year ended 2007 as compared to $.69 per diluted share for the year ended 2006. Included in 2007 net income is a gain on sales of real estate net of minority interests and income taxes of approximately $4.8 million, as compared to $14.8 million in 2006 net income. Also included in 2006 net income is an accounting charge of $3.9 million or $.09 per share reflecting the write-off of initial issuance costs of the Series E and F preferred share redemptions.

•	21.5% increase in Adjusted Funds from Operations (“AFFO”) diluted to $90.8 million for the year ended 2007 as compared to $74.7 million for the year ended 2006.

•	57.5% Diluted FFO payout ratio, 79.3% Diluted AFFO payout ratio for the year.

•	$378.6 million in acquisitions of 57 buildings totaling 2.4 million square feet and 314 acres of land which can support 2.7 million square feet of potential development.

•	$17.8 million in dispositions of operating properties, representing 128,000 square feet and a gain of $3.9 million.

•	617,000 square feet of development projects placed into service, which includes 68,000 square feet placed into service during 2006, that were 95.4% leased at December 31, 2007.

•	92.6% occupied and 93.4% leased for our wholly-owned portfolio as of December 31, 2007.

•

$194.0 million in equity raised through the issuance of 3.4 million common shares/units at an average deemed value of $48.90 per share/unit, and $26.6 million net proceeds generated from the issuance of 5.6% Series K convertible preferred shares issued in connection with the Nottingham acquisition.

•	69.1% renewal rate on expiring leases for the year, 1.7 million square feet renewed with an average capital cost of $5.93 per square foot.

•	10% increase of quarterly common dividend in September 2007.

Fourth Quarter 2007 Highlights

•

22.9% increase in Diluted FFO per share to $.59 for the fourth quarter 2007 from $.48 for the fourth quarter 2006, including the effect of a $2.1 million accounting charge associated with the Series F preferred share redemption in 2006. Excluding this accounting charge, fourth quarter 2006 Diluted FFO per share would have been $.52, as adjusted, representing a year over year increase of 13.5%.

•

Diluted EPS of $.12 for the fourth quarter 2007 as compared to $.08 for the fourth quarter 2006. Included in fourth quarter 2006 net income is an accounting charge of $2.1 million or $.05 per diluted share reflecting the write-off of initial issuance costs of the Series F preferred share redemption.

•	31.3% increase in Diluted AFFO to $23.2 million for the fourth quarter 2007 as compared to $17.7 million for the fourth quarter 2006.

•	57.5% Diluted FFO payout ratio, 81.2% Diluted AFFO payout ratio for the fourth quarter 2007.

•	2.6 million square feet under construction, development and redevelopment for a total projected cost of $467.4 million at December 31, 2007.

•	60.4% of leases expiring during the quarter were renewed, with a 16.0% increase in total straight line rent for renewed space.

•	6.6% increase in same office property cash NOI, representing 162 properties and 81.3% of the portfolio.

“We had excellent FFO growth in 2007 and are well positioned for strong growth in 2008. We have conservatively planned for a recession in our guidance,” stated Randall M. Griffin, President and Chief Executive Officer, Corporate Office Properties Trust. “The Company is fortunate to begin 2008 with strong financial flexibility, a healthy capital position and a development pipeline, heavily concentrated in the U.S. Government and Defense Information Technology sector,” he stated.

Financial Results

Diluted FFO for the year ended December 31, 2007 totaled $125.3 million, or $2.24 per diluted share, as compared to $98.9 million, or $1.91 per diluted share, for the year ended December 31, 2006, representing a 17.3% increase on a per share basis. 2006 Diluted FFO included a $3.9 million accounting charge associated with the Series E and F preferred share redemptions.

Excluding this accounting charge, 2006 Diluted FFO per share would have been $1.99, as adjusted, representing a year over year increase of 12.6%.

The Company’s Diluted FFO for the quarter ended December 31, 2007 totaled $32.8 million, or $.59 per diluted share, as compared to $25.1 million, or $.48 per diluted share, for the quarter ended December 31, 2006, representing a 22.9% increase on a per share basis. Included in the fourth quarter 2006 FFO is a $2.1 million accounting charge associated with the Series F preferred share redemption. Excluding this accounting charge, fourth quarter 2006 Diluted FFO per share would have been $.52, as adjusted, representing a year over year increase of 13.5%.

EPS for the year ended December 31, 2007 totaled $.39 per diluted share, or $18.7 million of net income available for common shareholders, as compared to $.69 per diluted share, or $29.9 million for the year ended December 31, 2006. Included in 2007 net income is a gain on sales of real estate net of minority interests and income taxes of approximately $4.8 million, as compared to $14.8 million in 2006 net income. Also included in 2006 net income is an accounting charge of $3.9 million or $.09 per share reflecting the write-off of initial issuance costs of the Series E and F preferred share redemptions.

For the quarter ended December 31, 2007, EPS totaled $.12 per diluted, or $5.9 million of net income available to common shareholders, as compared to $.08 per diluted share and $3.7 million for the quarter ended December 31, 2006. Included in fourth quarter 2006 net income is an accounting charge of $2.1 million or $.05 per share reflecting the write-off of initial issuance costs of the Series F preferred share redemption.

Diluted FFO payout ratio was 57.5% for the year ended 2007 compared to 60.3% for the comparable 2006 period. The Company’s diluted FFO payout ratio for the fourth quarter 2007 was 57.5%, as compared to 63.5% for the year ended 2006.

Diluted AFFO for the year ended December 31, 2007 totaled $90.8 million, as compared to $74.7 million for the year ended December 31, 2006, representing an increase of 21.5%.  Diluted AFFO payout ratio was 79.3% for year ended 2007, compared to 79.9% for the year ended 2006.

Diluted AFFO for the quarter ended December 31, 2007 totaled $23.2 million, as compared to $17.7 million for the quarter ended December 31, 2006, representing a 31.3% increase. The Company’s diluted AFFO payout ratio for the quarter ended December 31, 2007 was 81.2%, as compared to 89.9% for the year ended 2006. A reconciliation of non GAAP measures to the comparable GAAP measures are included in the tables that follow the text of this press release.

Revenues from real estate operations in continuing operations for the year ended December 31, 2007 were $368.9 million, as compared to the year ended December 31, 2006 of $293.6 million. As of December 31, 2007, the Company had a total market capitalization of $3.8 billion, with $1.8 billion in debt outstanding, equating to a 48.0% debt-to-total market capitalization ratio. The Company’s weighted average interest rate for the quarter ended December 31, 2007, was 5.7%. As of December 31, 2007, 80.9% of total debt was subject to fixed interest rates. For the fourth quarter 2007, EBITDA interest coverage ratio was 2.95x, and the EBITDA fixed charge coverage ratio was 2.45x.

Operating Results

At December 31, 2007, the Company’s wholly-owned portfolio of 228 office properties totaling 17.8 million square feet, was 92.6% occupied and 93.4% leased. The weighted average remaining lease term for the portfolio was 5.0 years and the average rental rate (including tenant reimbursements of operating costs) was $21.36 per square foot.

During 2007, the Company leased 2.6 million square feet including 2.2 million square feet of renewed and retenanted space, 238,000 square feet of previously unoccupied space and 104,000 square feet of new development space.

For the year, the Company renewed 1.7 million square feet or 69.1% of expiring leases (based on square footage), at an average capital cost of $5.93 per square foot. For the 2.2 million square feet renewed and retenanted during the year, total rent increased 7.3% on a straight-line basis, as measured from the GAAP straight-line rent in effect preceding the renewal date. Total rent increased 0.9% on a cash basis. The average capital cost for the renewed and retenanted space was $9.58 per square foot.

For the quarter ended December 2007, 301,000 square feet was renewed, equating to a 60.4% renewal rate, at an average capital cost of $3.98 per square foot. Total rent on renewed space increased 16.0% on a straight-line basis, as measured from the GAAP straight-line rent in effect preceding the renewal date. Total rent increased 7.4% on a cash basis. For renewed and retenanted space of 436,000 square feet, total straight-line rent increased 8.5% and total rent on a cash basis increased 0.2%. The average committed capital cost for renewed and retenanted space was $12.83 per square foot.

Same office property cash NOI increased 6.6% for fourth quarter 2007 as compared to the comparable 2006 period. The Company’s same office portfolio consists of 162 buildings and represents 81.3% of its wholly owned portfolio as of December 31, 2007.

The Company recognized total lease termination fees of $4.1 million, net of write-offs of related straight-line rents and write-off of previously unamortized deferred market revenue for the year ended December 31, 2007, as compared to $5.7 million for the year ended December 21, 2006.

For the fourth quarter 2007, the Company recognized lease termination fees of $0.6 million, net of write-offs of related straight-line rents and accretion of intangible assets and liabilities, as compared to $3.4 million in the fourth quarter 2006.

Development Activity

At December 31, 2007, the Company’s development pipeline consisted of:

•	Ten buildings under construction totaling 846,000 square feet for a total projected cost of $162.2 million, that are 36.2% leased.

•	Eleven buildings under development totaling 1.1 million square feet for a total projected cost of $232.9 million.

•	Four projects under redevelopment totaling 625,000 square feet for a total projected cost of $72.3 million.

The Company’s land inventory (wholly owned and joint venture) at December 31, 2007 totaled 1,704 acres that can support 14.9 million square feet of development.

During the quarter, the Company signed a 75,000 square foot long-term lease with ITT Corporation, Systems Division for 655 Space Center Drive, known as Patriot Park VI, in Colorado Springs, Colorado.

During the year, the Company placed six buildings into service, including one building which contained 68,000 square feet placed into service during 2006, for a total of 617,000 square feet, that were 95.4% leased.

The Company was selected in 2007 as master developer for the 272 acre Colorado Springs Airport Mixed-Use Business Park. The business park is strategically located at the entrance of the Colorado Springs Airport and adjacent to the Peterson Air Force Base. The park can support approximately 3.5 million square feet of development of which 1.3 million square feet would be office development.

Acquisition Activity

During the year, the Company acquired 57 buildings totaling 2.4 million square feet and 314 acres of land which can support 2.7 million square feet of potential development for $378.6 million.

Included in these totals, are the following assets:

•

56 operating properties containing 2.4 million square feet and 187 acres of land, developable into approximately 2.0 million developable square feet for $362.5 million, plus approximately $1.4 million in transaction costs.

•

56 acres of land for $10.0 million that can support 800,000 square feet of office development. The site will be known as NorthGate Business Park and is strategically located at the north entrance to Aberdeen Proving Ground in Aberdeen, Maryland.

Disposition Activity

During the year, the Company sold 128,000 square feet in four buildings for $17.8 million and realized a gain of $3.9 million. The buildings were located in the Company’s New Jersey, White Marsh and BWI Airport submarkets. The Company also sold 16.5 acres of land for $8.7 million and realized a gain of $3.0 million (or an after-tax gain of $1.9 million). The land was located in White Marsh and Owings Mills, Maryland.

The Company also disposed of most of its investment in TractManager, Inc., as part of the TractManager, Inc. merger with Tudor Ventures and GE Healthcare Financial Services. The Company received $2.5 million and recognized a $1.0 million gain in connection with the disposition.

Financing and Capital Transactions

The Company executed the following transactions during the year:

•

$194.0 million in equity raised through the issuance of 3.4 million common shares/units at an average deemed value of $48.90 per share/unit, and $26.6 million net proceeds generated from the issuance of 5.6% Series K convertible preferred shares issued in connection with the Nottingham acquisition.

•	Increased borrowing capacity under the Company’s unsecured line of credit from $500.0 to $600.0 million and extended the maturity date to September 30, 2011 which is subject to a one year extension option. The Company achieved favorable interest rate pricing ranging from 75 basis points to 125 basis points over LIBOR, depending upon leverage ratio.

•	Closed a $150.0 million, ten year, 5.65% fixed interest rate loan which requires interest only payments. The net proceeds were used to primarily retire $120.5 million of existing indebtedness.

•	Increased quarterly dividend 10% from $.31 to $.34 per share.

•	Executed a swap for an aggregate notional amount of $50.0 million at a fixed one month LIBOR rate of 4.33%, which commenced October 23, 2007 and expires October 23, 2009.

Subsequent Events

The Company executed the following transactions subsequent to year end:

•	Disposed of a 142,000 square foot property located in Central New Jersey for $17.0 million. After this sale, the Company only owns 3 properties in Central New Jersey totaling 243,000 square feet.

•

Acquired a 45.0% interest in the M Square, LLC joint venture located adjacent to the University of Maryland campus in College Park, Maryland. The venture will develop, lease and manage the office buildings totaling approximately 750,000 square feet. The venture has a 118,000 square foot building located at 5825 University Research Court under construction.

•	Placed into service the entire 60,000 square foot property located at 1055 North Newport Road in Colorado Springs, Colorado which is 100.0% leased to SI International, Inc. for a ten year term.

Earnings Guidance

The Company’s 2008 EPS guidance has been revised from a range of $.58 to $.67 to a range of $.62 to $.69 per diluted share, including actual gains but excluding any potential gains or losses from the sale of previously depreciated operating properties.

The Company’s 2008 FFO guidance has been revised from a range of $2.40 to $2.49 to a range of $2.41 to $2.49 per diluted share, representing FFO growth of 8% to 11% compared to 2007 actual results.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  Thursday, February 14, 2008

Time:  11:00 a.m. Eastern

Dial In Number:  866-203-2528

Confirmation Code for the call:  23558524

A replay of this call will be available beginning Thursday, February 14, 2008 at 1:00 p.m. Eastern through Thursday, February 28, 2008 at midnight Eastern. To access the replay, please call 888-286-8010 and use confirmation code 49624459.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8K or our website (www.copt.com) for definitions of certain terms used in this press release.  Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) is a fully integrated, self-managed real estate investment trust (REIT) that focuses on the ownership, management, leasing, acquisition and development of suburban office properties located primarily in submarkets within the Greater Washington, DC region. As of December 31, 2007, the Company owned 246 office properties totaling 18.6 million rentable square feet, which includes 18 properties totaling 806,000 square feet held through joint ventures. The Company has implemented a core customer expansion strategy that is built around meeting, through acquisitions and development, the multi-location requirements of the Company’s existing strategic tenants. The Company’s property management services team provides comprehensive property and asset management to company owned properties and select third party clients.  The Company’s development and construction services team provides a wide range of development and construction management services for company owned properties, as well as land planning, design/build services, consulting, and merchant development to select third party clients.  The Company’s shares are traded on the New York Stock Exchange under the symbol OFC.  More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•	the Company’s ability to borrow on favorable terms;

•	general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•	adverse changes in the real estate markets including, among other things, increased competition with other companies;

•

risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•

risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•	our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•	governmental actions and initiatives; and

•	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended
	December 31,
	2007	2006
Revenues
Real estate revenues	$94,794	$77,491
Service operations revenues	8,498	14,844
Total revenues	103,292	92,335
Expenses
Property operating expenses	31,133	25,447
Depreciation and other amortization associated with real estate operations	26,312	19,916
Service operations expenses	8,330	14,220
General and administrative expenses	5,402	5,042
Total operating expenses	71,177	64,625
Operating income	32,115	27,710
Interest expense	(20,771)	(18,625)
Amortization of deferred financing costs	(970)	(949)
Income from continuing operations before equity in loss of unconsolidated entities,
income taxes and minority interests	10,374	8,136
Equity in loss of unconsolidated entities	(27)	(52)
Income tax expense	(89)	(264)
Income from continuing operations before minority interests	10,258	7,820
Minority interests in income from continuing operations	(1,058)	(797)
Income from continuing operations	9,200	7,023
Income from discontinued operations, net	368	2,564
Income before gain on sales of real estate	9,568	9,587
Gain on sales of real estate, net	361	—
Net income	9,929	9,587
Preferred share dividends	(4,025)	(3,790)
Issuance costs associated with redeemed preferred shares	—	(2,067)
Net income available to common shareholders	$5,904	$3,730

Earnings per share “EPS” computation
Numerator:	$5,904	$3,730

Denominator:
Weighted average common shares - basic	46,947	42,439
Dilutive effect of share-based compensation awards	914	1,641
Weighted average common shares - diluted	47,861	44,080

EPS
Basic	$0.13	$0.09
Diluted	$0.12	$0.08

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data and ratios)

	Three Months Ended
	December 31,
	2007	2006

Net income	$9,929	$9,587
Add: Real estate-related depreciation and amortization	26,607	19,768
Add: Depreciation and amortization on unconsolidated real estate entities	163	345
Less: Depreciation and amortization allocable to minority interests in other
consolidated entities	(51)	(41)
(Less) add: (Gain) loss on sales of real estate, net of taxes, excluding development portion	(1,049)	71
Funds from operations (“FFO”)	35,599	29,730
Add: Minority interests-common units in the Operating Partnership	1,258	1,204
Less: Preferred share dividends	(4,025)	(3,790)
Less: Issuance costs associated with redeemed preferred shares	—	(2,067)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	32,832	25,077
Less: Straight-line rent adjustments	(2,680)	(2,484)
Less: Recurring capital expenditures	(6,504)	(6,387)
Less: Amortization of deferred market rental revenue	(416)	(578)
Add: Issuance costs associated with redeemed preferred shares	—	2,067
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$23,232	$17,695

Weighted average shares
Weighted average common shares	46,947	42,439
Conversion of weighted average common units	8,167	8,495
Weighted average common shares/units - basic FFO per share	55,114	50,934
Dilutive effect of share-based compensation awards	914	1,641
Weighted average common shares/units - diluted FFO per share	56,028	52,575

Diluted FFO per common share	$0.59	$0.48
Dividends/distributions per common share/unit	$0.34	$0.31
Earnings payout ratio	272.6%	356.4%
Diluted FFO payout ratio	57.5%	63.5%
Diluted AFFO payout ratio	81.2%	89.9%
EBITDA interest coverage ratio	2.95x	2.71x
EBITDA fixed charge coverage ratio	2.45x	2.24x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	47,861	44,080
Weighted average common units	8,167	8,495
Denominator for diluted FFO per share	56,028	52,575

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	Year Ended
	December 31,
	2007	2006
Revenues
Real estate revenues	$368,949	$293,578
Service operations revenues	41,225	60,084
Total revenues	410,174	353,662
Expenses
Property operating expenses	123,282	92,907
Depreciation and other amortization associated with real estate operations	106,331	78,054
Service operations expenses	39,793	57,345
General and administrative expenses	20,523	16,936
Total operating expenses	289,929	245,242
Operating income	120,245	108,420
Interest expense	(82,032)	(70,260)
Amortization of deferred financing costs	(3,676)	(2,847)
Gain on sale of non-real estate investment	1,033	—
Income from continuing operations before equity in loss of unconsolidated entities,
income taxes and minority interests	35,570	35,313
Equity in loss of unconsolidated entities	(224)	(92)
Income tax expense	(569)	(887)
Income from continuing operations before minority interests	34,777	34,334
Minority interests in income from continuing operations	(3,398)	(3,826)
Income from continuing operations	31,379	30,508
Income from discontinued operations, net	1,845	17,987
Income before gain on sales of real estate	33,224	48,495
Gain on sales of real estate, net	1,560	732
Net income	34,784	49,227
Preferred share dividends	(16,068)	(15,404)
Issuance costs associated with redeemed preferred shares	—	(3,896)
Net income available to common shareholders	$18,716	$29,927

Earnings per share “EPS” computation
Numerator:	$18,716	$29,927

Denominator:
Weighted average common shares - basic	46,527	41,463
Dilutive effect of share-based compensation awards	1,103	1,799
Weighted average common shares - diluted	47,630	43,262

EPS
Basic	$0.40	$0.72
Diluted	$0.39	$0.69

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Year Ended December 31,
	2007	2006

Net income	$34,784	$49,227
Add: Real estate-related depreciation and amortization	106,260	78,631
Add: Depreciation and amortization on unconsolidated real estate entities	666	910
Less: Depreciation and amortization allocable to minority interests in other consolidated entities
	(188)	(163)
Less: Gain on sales of real estate, net of taxes, excluding development portion	(3,827)	(17,644)
Funds from operations (“FFO”)	137,695	110,961
Add: Minority interests-common units in the Operating Partnership	3,682	7,276
Less: Preferred share dividends	(16,068)	(15,404)
Less: Issuance costs associated with redeemed preferred shares	—	(3,896)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	125,309	98,937
Less: Straight-line rent adjustments	(11,722)	(9,740)
Less: Recurring capital expenditures	(20,835)	(16,510)
Less: Amortization of deferred market rental revenue	(1,985)	(1,904)
Add: Issuance costs associated with redeemed preferred shares	—	3,896
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$90,767	$74,679

Weighted average shares
Weighted average common shares	46,527	41,463
Conversion of weighted average common units	8,296	8,511
Weighted average common shares/units - basic FFO per share	54,823	49,974
Dilutive effect of share-based compensation awards	1,103	1,799
Weighted average common shares/units - diluted FFO per share	55,926	51,773

Diluted FFO per common share	$2.24	$1.91
Dividends/distributions per common share/unit	$1.30	$1.18
Earnings payout ratio	327.7%	166.0%
Diluted FFO payout ratio	57.5%	60.3%
Diluted AFFO payout ratio	79.3%	79.9%

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	47,630	43,262
Weighted average common units	8,296	8,511
Denominator for diluted FFO per share	55,926	51,773

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	December 31,	December 31,
	2007	2006
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$2,603,472	$2,111,310
Total assets	2,931,853	2,419,601
Debt	1,825,842	1,498,537
Total liabilities	1,979,116	1,629,111
Minority interests	130,095	116,187
Beneficiaries’ equity	822,642	674,303

Debt to Total Assets	62.3%	61.9%
Debt to Undepreciated Book Value of Real Estate Assets	60.9%	62.0%
Debt to Total Market Capitalization	48.0%	34.9%

Property Data (wholly owned properties)(as of period end):
Number of operating properties owned	228	170
Total net rentable square feet owned (in thousands)	17,832	15,050
Occupancy	92.6%	92.8%
Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets

Denominator for debt to total assets	$2,931,853	$2,419,601
Assets other than assets included in investment in real estate	(328,381)	(308,291)
Accumulated depreciation on real estate assets	288,387	219,574
Intangible assets on real estate acquisitions, net	108,661	87,325
Denominator for debt to undepreciated book value of real estate assets	$3,000,520	$2,418,209

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures

Total tenant improvements and incentives on operating properties	$2,692	$9,907	$21,487	$20,649
Total capital improvements on operating properties	4,748	3,844	11,230	11,779
Total leasing costs on operating properties	1,850	2,827	7,562	8,610
Less: Nonrecurring tenant improvements and incentives on operating properties	(811)	(7,489)	(12,192)	(13,862)
Less: Nonrecurring capital improvements on operating properties	(1,442)	(1,364)	(4,494)	(5,418)
Less: Nonrecurring leasing costs incurred on operating properties	(575)	(2,171)	(2,856)	(6,388)
Add: Recurring improvements on operating properties held through joint ventures	42	833	98	1,140
Recurring capital expenditures	$6,504	$6,387	$20,835	$16,510

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$16,097	$13,292	$61,331	$49,670
Common unit distributions	2,777	2,622	10,682	9,996
Dividends and distributions for FFO & AFFO payout ratio	$18,874	$15,914	$72,013	$59,666

Reconciliation of numerators for diluted EPS and diluted FFO as reported to numerators for diluted EPS and diluted FFO excluding issuance costs associated with redeemed preferred shares
Numerator for diluted EPS, as reported	$5,904	$3,730	$18,716	$29,927
Add: Issuance costs associated with redeemed preferred shares	—	2,067	—	3,896
Numerator for diluted EPS, as adjusted	$5,904	$5,797	$18,716	$33,823

Numerator for diluted FFO, as reported	$32,832	$25,077	$125,309	$98,937
Add: Issuance costs associated with redeemed preferred shares	—	2,067	—	3,896
Numerator for diluted FFO, as adjusted	$32,832	$27,144	$125,309	$102,833

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)

Net income	$9,929	$9,587
Interest expense on continuing operations	20,771	18,625
Interest expense on discontinued operations	28	260
Income tax expense	1,201	264
Real estate-related depreciation and amortization	26,607	19,768
Amortization of deferred financing costs-continuing operations	970	949
Other depreciation and amortization	358	313
Minority interests	1,391	1,329
EBITDA	$61,255	$51,095

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA

Interest expense from continuing operations	$20,771	$18,625
Interest expense from discontinued operations	28	260
Denominator for interest coverage-EBITDA	20,799	18,885
Preferred share dividends	4,025	3,790
Preferred unit distributions	165	165
Denominator for fixed charge coverage-EBITDA	$24,989	$22,840

Reconciliation of same property net operating income to same property cash net operating income and same property cash net operating income, adjusted for lease termination fees

Same property net operating income	$52,504	$50,348
Less: Straight-line rent adjustments	(1,596)	(2,493)
Less: Amortization of deferred market rental revenue	(417)	(490)
Same property cash net operating income	50,491	47,365
Less: Lease termination fees, gross	(200)	(798)
Same property cash net operating income, adjusted for lease termination fees	$50,291	46,567

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

Reconciliation of projected EPS-diluted to projected diluted
FFO per share

	Year Ending
	December 31, 2008
	Low	High
Reconciliation of numerators
Numerator for projected EPS-diluted	$29,793	$33,520
Less: Gain on sales of real estate, net of taxes, excluding development portion (1)	(1,258)	(1,258)
Real estate-related depreciation and amortization (2)	101,983	101,983
Minority interests-common units	5,382	6,055
Numerator for projected diluted FFO per share	$135,900	$140,300

Reconciliation of denominators
Denominator for projected EPS-diluted	48,257	48,257
Weighted average common units	8,168	8,168
Denominator for projected diluted FFO per share	56,425	56,425

Projected EPS - diluted	$0.62	$0.69
Projected diluted FFO per share	$2.41	$2.49

(1) Reconciliation excludes any potential gains or losses from the sale of previously depreciated operating properties.

(2) The estimate of real estate-related depreciation and amortization excludes any impact of potential write-offs resulting from lease terminations.

Top Twenty Office Tenants of Wholly Owned Properties as of December 31, 2007 (1)

(Dollars in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	Average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (2) (3)	Revenue	Lease Term (4)

United States of America	(5)	62	2,485,800	15.1%	$57,395	16.3%	6.4
Northrop Grumman Corporation	(6)	17	1,045,442	6.3%	26,199	7.4%	7.5
Booz Allen Hamilton, Inc.		8	714,233	4.3%	19,568	5.5%	6.5
Computer Sciences Corporation	(6)	4	454,645	2.8%	11,446	3.2%	3.4
Unisys Corporation	(7)	4	760,145	4.6%	8,843	2.5%	1.7
L-3 Communications Holdings, Inc.	(6)	3	211,493	1.3%	8,613	2.4%	6.2
General Dynamics Corporation		9	284,415	1.7%	7,249	2.1%	2.2
The Aerospace Corporation		2	231,785	1.4%	6,867	1.9%	6.9
Wachovia Corporation	(6)	4	183,577	1.1%	6,614	1.9%	10.6
Comcast Corporation		11	342,266	2.1%	6,095	1.7%	4.1
AT&T Corporation	(6)	9	337,052	2.0%	6,041	1.7%	4.8
The Boeing Company	(6)	4	143,480	0.9%	4,085	1.2%	3.7
ITT Corporation	(6)	7	168,853	1.0%	4,019	1.1%	4.8
Ciena Corporation		3	221,609	1.3%	3,675	1.0%	4.2
Science Applications International Corp.		12	170,839	1.0%	3,243	0.9%	1.1
BAE Systems PLC	(6)	7	212,339	1.3%	2,880	0.8%	3.0
The Johns Hopkins University		4	129,735	0.8%	2,863	0.8%	8.1
Merck & Co., Inc. (Unisys)	(7)	2	227,273	1.4%	2,675	0.8%	1.5
Magellan Health Services, Inc.		2	113,727	0.7%	2,478	0.7%	3.6
Wyle Laboratories, Inc.		4	174,792	1.1%	2,475	0.7%	4.7

Subtotal Top 20 Office Tenants		178	8,613,500	52.2%	193,321	54.8%	5.7
All remaining tenants		757	7,896,467	47.8%	159,288	45.2%	4.1
Total/Weighted Average		935	16,509,967	100.0%	$352,609	100.0%	5.0

(1)	Table excludes owner occupied leasing activity which represents 145,701 square feet with a weighted average remaining lease term of 7.3 years as of December 31, 2007.
(2)	Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2007, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.
(3)	Order of tenants is based on Annualized Rent.
(4)	The weighting of the lease term was computed using Total Rental Revenue.
(5)

Many of our government leases are subject to early termination provisions which are customary to government leases.
The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)	Includes affiliated organizations or agencies.
(7)	Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet in our Greater Philadelphia region.